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[Letterhead]

Portland, Oregon
March 12, 1997

[PR Newswire: For Northwest Regional and Analyst Wires]

FOR IMMEDIATE RELEASE MARCH 12, 1997

Cascade Corporation Acquires Kenhar Corporation

Robert C. Warren, Jr., President and Chief Executive Officer of Cascade Corporation (NYSE: CAE) announced today completion of the previously disclosed acquisition of Kenhar Corporation of Guelph, Ontario, Canada. Kenhar is the leading international manufacturer and marketer of forks for use on lift trucks and construction equipment.

William J. Harrison, Executive Chairman and CEO of Kenhar, has been appointed an Executive Vice President of Cascade and will be a nominee to join its Board of Directors. Harrison will remain responsible for operations of Kenhar, now a wholly-owned subsidiary of Cascade Holdings (Canada) Ltd., a subsidiary of Cascade Corporation.


Cascade Corporation, headquartered in Portland, Oregon is the world's leading manufacturer of lift truck attachments and forks and a leading manufacturer of industrial tires and accessories for lift trucks.


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CONTACT: Cascade Corporation - Portland, Oregon
         James P. Miller - (503)227-0024
         Gerald A. Parsons - (503)228-2909

         Kenhar Corporation - Guelph, Ontario, Canada
         William J. Harrison or Jim Hoy - (519)-763-3675